Exhibit 99.1

Repligen Corporation
41 Seyon Street
Building #1, Suite 100
Waltham, Massachusetts 02453

Repligen Reports Fourth Quarter and Full Year 2019 Financial Results

•	Reports quarterly revenue of $69.5 million, representing 34% year-over-year growth, and annual revenue of $270.2 million represents 39% year-over-year growth

•	Overall organic revenue growth was 21% for the fourth quarter and 33% for the year 2019

WALTHAM, Mass. – Feb. 20, 2020 — Repligen Corporation (NASDAQ:RGEN), a life sciences company focused on bioprocessing technology leadership, today reported financial results for its fourth quarter and full year 2019. Provided in this press release are financial highlights for the three - and twelve-month periods ended December 31, 2019, followed by our current financial guidance for the year 2020, and access information for today’s webcast and conference call.

Tony J. Hunt, President and Chief Executive Officer said, “We are delighted with the way we finished off 2019 with 21% organic growth in the fourth quarter and 33% for the full year. Our Filtration and Chromatography franchises accelerated in 2019 as we expanded our market presence as customers scaled these technologies into late stage processes. We also captured greater share in gene therapy manufacturing where sales more than doubled in 2019 to 15% of total revenue. Strategically, our acquisition of C Technologies established an important new Process Analytics franchise that delivered over $16M in the first 7 months of ownership. We anticipate that 2020 will be another positive year for the company as we continue to bring on additional manufacturing capacity, launch exciting new products and deliver on strong organic growth and earnings to our shareholders.”

Fourth Quarter 2019 Highlights

•	Revenue increased by 34% year-over-year as reported (35% at constant currency), to $69.5 million

•	Organic revenue growth was 21%

•	GAAP fully diluted EPS was $0.07 compared to $0.12 for the fourth quarter of 2018

•	Adjusted (non-GAAP) fully diluted EPS increased to $0.20 compared to $0.19 for the fourth quarter of 2018

Full Year 2019 Highlights

•	Revenue increased by 39% year-over-year (41% at constant currency), to $270.2 million

•	Organic revenue growth was 33%

•	GAAP fully diluted EPS increased to $0.44 compared to $0.37 for the year 2018

•	Adjusted (non-GAAP) fully diluted EPS increased to $1.07 compared to $0.66 for the year 2018

Financial Details for the Fourth Quarter and Full Year 2019

REVENUE

•

Total revenue for the fourth quarter of 2019 increased to $69.5 million compared to $51.9 million for the fourth quarter of 2018, a year-over-year gain of 34% as reported and 35% at constant currency, with organic growth of 21%.

•

Total revenue for the full year 2019 increased to $270.2 million compared to $194.0 million for the full year 2018, a year-over-year gain of 39% as reported and 41% at constant currency, with organic growth of 33%.

GROSS PROFIT and GROSS MARGIN

•

Gross profit (GAAP) for the fourth quarter of 2019 was $39.4 million, a year-over-year increase of $11.0 million. Adjusted gross profit (non-GAAP) for the fourth quarter of 2019 was $39.8 million, a year-over-year increase of $11.3 million.

•

Gross margin (GAAP) for the fourth quarter of 2019 was 56.6%, a 210 bps improvement from the fourth quarter of 2018. Adjusted gross margin (non-GAAP) for the fourth quarter of 2019 was 57.2%, a 240 bps improvement compared to the 2018 period.

•

Gross profit (GAAP) for the full year 2019 was $151.1 million, a year-over-year increase of $43.6 million. Adjusted gross profit (non-GAAP) for the full year 2019 was $154.1 million, a year-over-year increase of $45.9 million.

•

Gross margin (GAAP) for the full year 2019 was 55.9%, a 50 bps improvement from the full year 2018. Adjusted gross margin (non-GAAP) for the full year 2019 was 57.0%, a 120 bps improvement from the full year 2018.

OPERATING INCOME

•

Operating income (GAAP) for the fourth quarter of 2019 was $5.9 million compared to $7.9 million for the fourth quarter of 2018. Adjusted operating income (non-GAAP) for the fourth quarter of 2019 was $12.7 million, an increase of 15% compared to $11.1 million for the fourth quarter of 2018.

•

Operating income (GAAP) for the full year 2019 was $36.1 million, an increase of 39% compared to $26.0 million for the full year 2018. Adjusted operating income (non-GAAP) for the full year 2019 was $63.5 million, an increase of 61% compared to $39.4 million for the full year 2018.

NET INCOME

•

Net income (GAAP) for the fourth quarter of 2019 was $3.6 million compared to $5.6 million for the fourth quarter of 2018. Adjusted net income (non-GAAP) for the fourth quarter of 2019 was to $10.8 million, an increase of 21% compared to $8.9 million for the fourth quarter of 2018.

•

Net income (GAAP) for the full year 2019 was $21.4 million, an increase of 29% compared to $16.6 million for the full year 2018. Adjusted net income (non-GAAP) for the full year 2019 was $52.5 million, an increase of 74% compared to $30.1 million for the full year 2018.

EARNINGS PER SHARE

•

Earnings per share (GAAP) for the fourth quarter of 2019 were $0.07 on a fully diluted basis, compared to $0.12 for the fourth quarter of 2018. Adjusted EPS (non-GAAP) for the fourth quarter of 2019 increased to $0.20 on a fully diluted basis, compared to $0.19 for the 2018 period.

•

Earnings per share (GAAP) for the full year 2019 increased to $0.44 on a fully diluted basis, compared to $0.37 for the full year 2018. Adjusted EPS (non-GAAP) for the full year 2019 increased to $1.07 on a fully diluted basis, compared to $0.66 for the full year 2018.

EBITDA

•

EBITDA, a non-GAAP financial measure, for the fourth quarter of 2019 was $11.7 million compared to $11.9 million for the fourth quarter of 2018. Adjusted EBITDA for the fourth quarter of 2019 was $14.6 million, an increase of 17% compared to $12.5 million for the fourth quarter of 2018.

•

EBITDA for the full year 2019 was $51.0 million, an increase of 21% compared to $42.0 million for the full year 2018. Adjusted EBITDA for the full year 2019 was $71.1 million, an increase of 58% compared to $45.0 million for the full year 2018.

CASH

•	Our cash and cash equivalents at December 31, 2019 were $528.4 million, an increase of $334.6 million from $193.8 million at December 31, 2018.

All reconciliations of GAAP to adjusted (non-GAAP) figures above, as well as EBITDA to adjusted EBITDA, are detailed in the reconciliation tables included later in this press release.

Financial Guidance for 2020

Our financial guidance for the fiscal year 2020 is based on expectations for our existing business and includes the financial impact of our acquisition of C Technologies (which closed on May 31, 2019). The guidance below excludes the impact of potential additional acquisitions and future fluctuations in foreign currency exchange rates.

FISCAL YEAR 2020 GUIDANCE:

•	Total revenue is projected to be in the range of $309-$319 million, reflecting overall revenue growth of 14%-18% as reported and at constant currency and organic growth of 10%-14%.

•	Gross margin is expected to be 55%-56% on both a GAAP and non-GAAP basis.

•	Income from operations is expected to be in the range of $50-$54 million on a GAAP basis. Adjusted (non-GAAP) income from operations is expected to be in the range of $70-$74 million.

•

Net income is expected to be in the range of $33.5-$36.5 million on a GAAP basis. Adjusted (non-GAAP) net income is expected to be in the range of $57-$60 million. Our current guidance reflects a tax rate of 23% on adjusted pre-tax income.

•	Fully diluted GAAP EPS is expected to be in the range of $0.63-$0.68. Adjusted (non-GAAP) fully diluted EPS is expected to be in the range of $1.07-$1.12.

Our non-GAAP guidance for the fiscal year 2020 excludes the following items:

•	$4.8 million estimated acquisition and integration expenses; $0.5 million in cost of product revenue, $0.5 million in R&D and $3.8 million in SG&A.

•	$15.5 million estimated intangible amortization expense; $0.3 million in cost of product revenue and $15.1 million in G&A.

•	$11.0 million of non-cash interest expense (Other income (expense)) related to our convertible debt notes.

Our non-GAAP guidance for the fiscal year 2020 includes:

•	An income tax increase of $7.6 million, representing the tax impact of acquisition and integration costs, intangible amortization and non-cash interest.

All reconciliations of GAAP to adjusted (non-GAAP) guidance are detailed in the tables included later in this press release.

Conference Call

Repligen will host a conference call and webcast today, February 20, 2020, at 8:30 a.m. EST, to discuss fourth quarter and full year 2019 financial results and corporate developments. The conference call will be accessible by dialing toll-free (844) 701-1063 for domestic callers or (412) 317-5487 for international callers. No passcode is required for the live call. In addition, a webcast will be accessible via the Investor Relations section of the Company’s website. Both the conference call and webcast will be archived for a period of time following the live event. The replay dial-in numbers are (877) 344-7529 from the U.S., (855) 669-9658 from Canada and (412) 317-0088 for international callers. Replay listeners must provide the passcode 10137263.

Non-GAAP Measures of Financial Performance

To supplement our financial statements, which are presented on the basis of U.S. generally accepted accounting principles (GAAP), the following non-GAAP measures of financial performance are included in this release: revenue growth rate at constant currency, adjusted gross profit and adjusted gross margin, adjusted income from operations, earnings before interest, taxes, depreciation and amortization (EBITDA), adjusted EBITDA, adjusted net income, adjusted net income per share, adjusted earnings per diluted share (EPS), adjusted cost of sales, adjusted research & development expense, and adjusted selling, general and administrative expense. The Company provides organic revenue growth rates in constant currency to exclude the impact of both foreign currency translation, and the impact of acquisition revenue for current year periods that have no prior year comparable, in order to facilitate a comparison of its current revenue performance to its past revenue performance. The Company provides revenue growth rates in constant currency in order to facilitate a comparison of its current revenue performance to its past revenue performance. To calculate revenue growth rates in constant currency, the Company converts actual net sales from local currency to U.S. dollars using constant foreign currency exchange rates in the current and prior period.

The Company’s non-GAAP financial results and/or non-GAAP guidance exclude the impact of: acquisition and integration costs related to the Company’s acquisitions of Spectrum Lifesciences, LLC (formerly known as Spectrum, Inc.), and C Technologies Inc.; intangible amortization costs; non-cash interest expense; the impact on tax of intangible amortization and acquisition costs; and, in the case of EBITDA, cash interest expense related to the Company’s convertible debt. These costs are excluded because management believes that such expenses do not have a direct correlation to future business operations, nor do the resulting charges recorded accurately reflect the performance of our ongoing operations for the period in which such charges are recorded.

A reconciliation of GAAP to adjusted non-GAAP financial measures is included as an attachment to this press release. When analyzing the Company’s operating performance and guidance investors should not consider non-GAAP measures as substitutable for the comparable financial measures prepared in accordance with GAAP.

About Repligen Corporation

Repligen Corporation is a global life sciences company that develops and commercializes highly innovative bioprocessing technologies and systems that increase efficiencies in the process of manufacturing biological drugs. We are inspiring advances in bioprocessing for the customers we serve; primarily biopharmaceutical drug developers and contract development and manufacturing organizations (CDMOs) worldwide. Our corporate headquarters are located in Waltham, MA (USA), and we have additional administrative and manufacturing operations in Marlborough, MA; Bridgewater, NJ; Rancho Dominguez, CA; Lund, Sweden; Breda, The Netherlands and Ravensburg, Germany.

The following constitutes a “Safe Harbor” statement under the Private Securities Litigation Reform Act of 1995: This press release contains forward-looking statements, which are made pursuant to the safe harbor provisions of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Investors are cautioned that statements in this press release which are not strictly historical statements, including, without limitation, express or implied statements or guidance regarding current or future financial performance and position, including cash and investment position, demand in the markets in which we operate, the expected performance of our business, the expected performance of the C Technologies business, the expected performance and success of our strategic partnerships, management’s strategy, plans and objectives for future operations or acquisitions, product development and sales, selling, general and administrative expenditures, intellectual property, development and manufacturing plans, availability of materials and product and adequacy of capital resources and financing plans constitute forward-looking statements identified by words like “believe,” “expect,” “may,” “will,” “should,” “seek,” “anticipate,” or “could” and similar expressions. Such forward-looking statements are subject to a number of risks and uncertainties that could cause actual results to differ materially from those anticipated, including, without limitation, risks associated with: our ability to successfully grow our bioprocessing business, including as a result of acquisition, commercialization or partnership opportunities; our ability to successfully integrate any acquisitions, our ability to develop and commercialize products and the market acceptance of our products; our ability to integrate the C Technologies business successfully into our business and achieve the expected benefits of the acquisition; reduced demand for our products that adversely impacts our future revenues, cash flows, results of operations and financial condition; our ability to compete with larger, better financed bioprocessing, pharmaceutical and biotechnology companies; our compliance with all U.S. Food and Drug Administration and EMEA regulations; our volatile stock price; and other risks detailed in Repligen’s most recent Annual Report on Form 10-K on file with the Securities and Exchange Commission and the other reports that Repligen periodically files with the Securities and Exchange Commission. Actual results may differ materially from those Repligen contemplated by these forward-looking statements. These forward looking statements reflect management’s current views and Repligen does not undertake to update any of these forward-looking statements to reflect a change in its views or events or circumstances that occur after the date hereof except as required by law.

Repligen Contact:

Sondra S. Newman

Global Head of Investor Relations

(781) 419-1881

investors@repligen.com

REPLIGEN CORPORATION

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited, amounts in thousands, except share and per share data)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2019	2018	2019	2018
Revenue:
Product revenue	$69,396	$51,849	$270,097	$193,891
Royalty and other revenue	78	93	148	141

Total revenue	69,474	51,942	270,245	194,032

Costs and expenses:
Cost of product revenue	30,121	23,592	119,099	86,531
Research and development	5,172	3,152	19,450	15,821
Selling, general and administrative	28,287	17,345	95,613	65,692

	63,580	44,089	234,162	168,044

Income from operations	5,894	7,853	36,083	25,988
Investment income	1,708	644	5,324	1,895
Loss on extinguishment of debt	—	—	(5,650)	—
Interest expense	(2,966)	(1,701)	(9,292)	(6,709)
Other (expenses) income, net	(291)	75	(314)	262

Income before income taxes	4,345	6,871	26,151	21,436
Income tax provision	741	1,233	4,740	4,819

Net income	$3,604	$5,638	$21,411	$16,617

Earnings per share:
Basic	$0.07	$0.13	$0.44	$0.38

Diluted	$0.07	$0.12	$0.44	$0.37

Weighted average shares outstanding:
Basic	52,063,528	43,881,151	48,342,584	43,767,402

Diluted	52,976,271	46,291,014	49,206,242	45,471,169

	December 31, 2019	December 31, 2018
Balance Sheet Data:
Cash and cash equivalents	$528,392	$193,822
Working capital	593,515	145,897
Total assets	1,400,113	774,621
Long-term obligations	292,032	29,211
Accumulated earnings (deficit)	5,843	(15,568)
Stockholders’ equity	1,059,768	615,568

REPLIGEN CORPORATION

RECONCILIATION OF GAAP INCOME FROM OPERATIONS TO

NON-GAAP (ADJUSTED) INCOME FROM OPERATIONS

(Unaudited, amounts in thousands)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2019	2018	2019	2018
GAAP INCOME FROM OPERATIONS	$5,894	$7,853	$36,083	$25,988

ADJUSTMENTS TO INCOME FROM OPERATIONS:
Acquisition and integration costs	2,934	615	12,508	2,928
Intangible amortization	3,879	2,612	13,441	10,518
Inventory step-up charges	—	—	1,483	—

ADJUSTED INCOME FROM OPERATIONS	$12,707	$11,080	$63,515	$39,434

REPLIGEN CORPORATION

RECONCILIATION OF GAAP NET INCOME TO NON-GAAP (ADJUSTED) NET INCOME

(Unaudited, amounts in thousands)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2019	2018	2019	2018
GAAP NET INCOME	$3,604	$5,638	$21,411	$16,617

ADJUSTMENTS TO NET INCOME:
Acquisition and integration costs	2,934	615	13,008	2,928
Inventory step-up charges	—	—	1,483	—
Intangible amortization	3,879	2,612	13,441	10,518
Loss on extinguishment of debt	—	—	5,650	—
Non-cash interest expense	2,674	1,088	7,536	4,248
Tax effect of intangible amortization and acquisition costs(1)	(2,261)	(1,033)	(10,003)	(4,204)

ADJUSTED NET INCOME	$10,830	$8,920	$52,526	$30,107

(1)

Effective as of the quarter ended September 30, 2019, the Company changed its methodology for calculating its non-GAAP financial measures to reflect the tax effect of non-cash interest. Accordingly, the non-GAAP financial measures for the three and twelve months ended December 31, 2018 have been updated to be consistent with the methodology used to calculate such measures for the current periods.

REPLIGEN CORPORATION

RECONCILIATION OF GAAP NET INCOME PER SHARE TO

NON-GAAP (ADJUSTED) NET INCOME PER SHARE

(Unaudited)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2019	2018	2019	2018
GAAP NET INCOME PER SHARE - DILUTED	$0.07	$0.12	$0.44	$0.37

ADJUSTMENTS TO NET INCOME PER SHARE - DILUTED:
Acquisition and integration costs	0.06	0.01	0.26	$0.06
Inventory step-up charges	—	—	0.03	$—
Intangible amortization	0.07	0.06	0.27	$0.23
Loss on extinguishment of debt	—	—	0.11	$—
Non-cash interest expense	0.05	0.02	0.15	$0.09
Tax effect of intangible amortization and acquisition costs(1)	(0.04)	(0.02)	(0.20)	$(0.09)

ADJUSTED NET INCOME PER SHARE - DILUTED	$0.20	$0.19	$1.07	$0.66

Totals may not add due to rounding.

(1)

Effective as of the quarter ended September 30, 2019, the Company changed its methodology for calculating its non-GAAP financial measures to reflect the tax effect of non-cash interest. Accordingly, the non-GAAP financial measures for the three and twelve months ended December 31, 2018 have been updated to be consistent with the methodology used to calculate such measures for the current periods.

REPLIGEN CORPORATION

RECONCILIATION OF GAAP NET INCOME TO ADJUSTED EBITDA

(Unaudited, amounts in thousands)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2019	2018	2019	2018
GAAP NET INCOME	$3,604	$5,638	$21,411	$16,617

ADJUSTMENTS:
Investment Income	(1,708)	(644)	(5,324)	(1,895)
Interest Expense	2,966	1,701	9,292	6,709
Tax Provision	741	1,233	4,740	4,819
Depreciation	2,170	1,305	7,317	5,213
Amortization(1)	3,907	2,659	13,551	10,565

EBITDA	11,680	11,892	50,987	42,028

OTHER ADJUSTMENTS:
Acquisition and integration costs	2,934	615	13,008	2,928
Loss on extinguishment of debt	—	—	5,650	—
Inventory step-up charges	—	—	1,483	—

ADJUSTED EBITDA	$14,614	$12,507	$71,128	$44,956

(1)	Fiscal 2019 includes amortization of milestone payments in accordance with GAAP of $28 and $111 for the three- and twelve-month periods, respectively.

REPLIGEN CORPORATION

RECONCILIATION OF GAAP COST OF SALES TO NON-GAAP (ADJUSTED) COST OF SALES

(Unaudited, amounts in thousands)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2019	2018	2019	2018
GAAP COST OF SALES	$30,121	$23,592	$119,099	$86,531

ADJUSTMENT TO COST OF SALES:
Acquisition and integration costs	(281)	8	(951)	(162)
Inventory step-up charges	—	—	(1,483)	—
Intangible amortization	(128)	(135)	(520)	(565)

ADJUSTED COST OF SALES	$29,712	$23,465	$116,145	$85,804

REPLIGEN CORPORATION

RECONCILIATION OF GAAP R&D EXPENSE TO NON-GAAP (ADJUSTED) R&D EXPENSE

(Unaudited, amounts in thousands)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2019	2018(1)	2019	2018(1)
GAAP R&D EXPENSE	$5,172	$3,152	$19,450	$15,821

ADJUSTMENTS TO R&D EXPENSE:
Acquisition and integration costs	(282)	(166)	(687)	(166)

ADJUSTED R&D EXPENSE	$4,890	$2,986	$18,763	$15,655

(1)	Certain prior year balances have changed to reflect current year presentation.

REPLIGEN CORPORATION

RECONCILIATION OF GAAP SG&A EXPENSE TO NON-GAAP (ADJUSTED) SG&A EXPENSE

(Unaudited, amounts in thousands)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2019	2018(1)	2019	2018(1)
GAAP SG&A EXPENSE	$28,287	$17,345	$95,613	$65,692

ADJUSTMENTS TO SG&A EXPENSE:
Acquisition and integration costs	(2,371)	(457)	(10,870)	(2,600)
Intangible amortization	(3,751)	(2,477)	(12,921)	(9,953)

ADJUSTED SG&A EXPENSE	$22,165	$14,411	$71,822	$53,139

(1)	Certain prior year balances have changed to reflect current year presentation.

REPLIGEN CORPORATION

RECONCILIATION OF GAAP NET INCOME GUIDANCE TO ADJUSTED (NON-GAAP NET INCOME GUIDANCE)

(in thousands)	Twelve months ending December 31, 2020
	Low End	High End
GUIDANCE ON NET INCOME	$33,500	$36,500
ADJUSTMENTS TO GUIDANCE ON NET INCOME:
Acquisition and integration costs	4,810	4,810
Anticipated pre-tax amortization of acquisition-related intangible assets	15,398	15,398
Non-cash interest expense	10,957	10,957
Tax effect of intangible amortization and integration	(7,636)	(7,636)
Guidance rounding adjustment	(29)	(29)

GUIDANCE ON ADJUSTED NET INCOME	$57,000	$60,000

REPLIGEN CORPORATION

RECONCILIATION OF GAAP NET INCOME PER SHARE GUIDANCE TO

ADJUSTED (NON-GAAP) NET INCOME PER SHARE GUIDANCE

	Twelve months ending December 31, 2020
	Low End	High End
GUIDANCE ON NET INCOME PER SHARE - DILUTED	$0.63	$0.68
ADJUSTMENTS TO GUIDANCE ON NET INCOME PER SHARE - DILUTED.
Acquisition and integration costs	$0.09	$0.09
Anticipated pre-tax amortization of acquisition-related intangible assets	$0.29	$0.29
Non-cash interest expense	$0.21	$0.21
Tax effect of intangible amortization and integration	($0.14)	($0.14)
Guidance rounding adjustment	($0.00)	($0.00)

GUIDANCE ON ADJUSTED NET INCOME PER SHARE - DILUTED	$1.07	$1.12

Totals may not add due to rounding.

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